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                                                                     Exhibit 4.2

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                          VERIZON COMMUNICATIONS INC.,
                          Successor Company and Parent

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                 (formerly known as First Union National Bank),
                                     Trustee

                      ------------------------------------

                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of February 1, 2006

                                       TO

                                    INDENTURE

                          Dated as of December 1, 2000

                      ------------------------------------

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      THIRD SUPPLEMENTAL INDENTURE, dated as of February 1, 2006 (hereinafter referred to as the "Third Supplemental Indenture"), by and between VERIZON COMMUNICATIONS INC., a corporation duly organized and existing under the laws of Delaware and having an executive office at One Verizon Way, Basking Ridge, New Jersey 07920 (hereinafter referred to (i) in its capacity as successor in interest to the Predecessor Company (as defined below) as the "Successor Company" and (ii) in its capacity as a party to the Original Indenture referred to below, as "Parent"), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as the First Union National Bank), a banking association organized and existing under the laws of the United States of America, as trustee (hereinafter referred to as the "Trustee"), under the Indenture dated as of December 1, 2000, among VERIZON GLOBAL FUNDING CORP., formerly a wholly-owned subsidiary of Parent organized and existing under the laws of Delaware and having its principal executive office at 3900 Washington Street, 2nd Floor, Wilmington, Delaware 19802 (hereinafter referred to as the "Predecessor Company"), Parent and the Trustee (hereinafter referred to as the "Original Indenture"), as supplemented by the First Supplemental Indenture dated as of May 15, 2001 (hereinafter referred to as the "First Supplemental Indenture") and as further supplemented by the Second Supplemental Indenture dated as of September 29, 2004 (hereinafter referred to as the "Second Supplemental Indenture). The Original Indenture, as supplemented by the First Supplemental Indenture and as further supplemented by the Second Supplemental Indenture, is hereinafter referred to as the "Indenture."

                                    RECITALS

      WHEREAS, the Successor Company has filed a Certificate of Ownership and Merger, merging the Predecessor Company into the Successor Company, with the Secretary of State of the State of Delaware on February 1, 2006 (the "Merger Certificate") whereby the Predecessor Company merged with and into the Successor Company (the "Merger"), pursuant to resolutions adopted by the Board of Directors of the Successor Company set forth in the Merger Certificate, resulting in the Successor Company becoming the successor and obligor on all Securities issued under the Indenture and all of the Predecessor Company's obligations under the Indenture;

      WHEREAS, pursuant to clause (1) of Section 801 of the Original Indenture, the Successor Company as successor to the Predecessor Company desires to expressly assume, by a supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities issued under the Indenture and any related coupons and the performance of every covenant of the Indenture on the part of the Predecessor Company to be performed or observed;

      WHEREAS, the Predecessor Company and Parent are each party to a Support Agreement, dated as of October 31, 2000 (the "Support Agreement"), pursuant to which Parent has agreed with the Predecessor Company, subject to the terms thereof, to, among other things, provide the Predecessor Company funds in order to assure the Predecessor Company's ability to make timely payment of principal and interest and premium, if any, on the Securities, and a Share Contribution Agreement, dated as of May 15, 2001 (the "Share Contribution Agreement"), relating to the Predecessor Company's Zero-Coupon Convertible Notes due 2021 (the "Convertible Notes"), issued pursuant to the First Supplemental Indenture and modified pursuant to the Second Indenture and constituting one of the series of Securities issued under the Indenture;

      WHEREAS, the Indenture contemplates that the Support Agreement would be endorsed on the Securities of all series issued under the Indenture and that the Holders of the Securities and the Trustee would be entitled to the benefits of the Support Agreement and that the Share Contribution Agreement would be endorsed on the Convertible Notes; and that Holders of the Convertible Notes and the Trustee would be entitled to the benefits of the Share Contribution Agreement;

      WHEREAS, the merger of the Predecessor Company into Parent and the assumption by Parent of all obligations of the Predecessor Company under the Indenture obviate the need for either the Support Agreement or the Share Contribution Agreement in order to protect the interests of the Holders of the Securities;

      WHEREAS, the Successor Company desires to amend the Indenture and the Securities in order to eliminate references to Parent, the Support Agreement and the Share Contribution Agreement;

      WHEREAS, in accordance with Section 901 of the Original Indenture, Verizon Communications Inc. (as Successor Company and Parent) and the Trustee may enter into supplemental indentures to the Indenture without the consent of the Holders of Securities to, among other things, (i) evidence the succession of another corporation to the Predecessor Company, and the assumption by any successor of the covenants of the Predecessor Company in the Indenture and in the Securities and (ii) cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent, or to make such other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of the Securities of any particular series in any material respect;

      WHEREAS, the Successor Company has determined that the requirements of the Indenture have been satisfied and has requested the Trustee to join it in the execution and delivery of this Third Supplemental Indenture; all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms have been met; and the execution and delivery hereof have been in all respects duly authorized;

      NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, Verizon Communications Inc., in its capacity as Successor Company hereunder and in its capacity as Parent under the Original Indenture, covenants and agrees with the Trustee as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01.  Definition of Terms.

      For all purposes of this Third Supplemental Indenture:

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      (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

      (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Indenture;

      (c) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Third Supplemental Indenture; and

      (d) in the event of a conflict between any definition set forth in the Indenture and any definition set forth in this Third Supplemental Indenture, the definition set forth in this Third Supplemental Indenture shall control.

                                   ARTICLE TWO

             ASSUMPTION OF OBLIGATIONS, MODIFICATION OF DEFINITIONS
                         AND AMENDMENT OF THE INDENTURE

SECTION 2.01.  Assumption of Predecessor Company Obligations.

      As a result of the Merger, the Successor Company will become the successor obligor under the Indenture and the Securities and, effective as of the date of the consummation of the Merger, the Successor Company hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest, if any, (including all additional amounts, if any payable pursuant to Sections 516 or 1006 of the Original Indenture) on all the Securities and any related coupons, and the due and punctual performance and observance of all of the terms, covenants and conditions of the Indenture to be kept or performed by the Predecessor Company, as required by clause (1) of Section 801 of the Original Indenture, and, effective as of the date of the consummation of the Merger, the Successor Company shall succeed to and be substituted for the Predecessor Company with the same effect as if it had been named in the Indenture as a party of the first part thereto and all references in the Indenture and in the Securities to "the Company" shall be deemed to be references to the Successor Company, as successor by merger to the Predecessor Company under the Indenture.

SECTION 2.02.  Modification of Definitions.

      The Indenture and the Securities are hereby amended so that all references therein to "Company and Parent", "Company and the Parent", "Company and Parent jointly and severally", "Company and/or Parent", "Company's and Parent's", "Company or Parent", "Company or Parent, as the case may be", "Company or Parent or both of them", "Company or Parent, as appropriate", "Company's or Parent's", "Company or the Parent", "Company, the Parent", "Company, Parent", "each of the Company and the Parent", "either the Company or the Parent", "Parent, the Company" and "Parent or the Company" shall be deemed to be references to the Successor Company alone; all references to "Parent" alone shall be deemed to be references to the Successor Company alone; and all references to "Parent Common Stock" shall be deemed to be references to "Company Common Stock".

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SECTION 2.03.  Amendments.

      The Indenture and the Securities are hereby amended in their entirety to reflect the successorship of the Successor Company to the Predecessor Company and, in accordance with Section 2.02 hereof and the amendments specified in this
Section 2.03, to delete all references in the Indenture to "Parent", "Support Agreement", "Share Contribution Agreement" and "Support Obligations"; provided, however, that references to the Support Agreement in Section 114 (Immunity of Incorporators, Stockholders, Officers and Directors) of the Original Indenture shall be retained.

      Without limiting the generality of the foregoing:

      The Original Indenture and each indenture supplemental thereto shall hereafter each be deemed to be an agreement between the Successor Company and the Trustee.

      Section 101 of the Original Indenture is hereby amended to delete the definition of "Support Obligations" and to amend the definition of "Paying Agent" in its entirety to read as follows:

            "Paying Agent" means Wachovia Bank, National Association, or any other Person authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Securities of any series on behalf of the Company.

      Section 101 of the Original Indenture, as amended by the First Supplemental Indenture with respect to the Convertible Notes, is hereby amended to delete each of the definitions of "Share Contribution Agreement" and "Parent Common Stock" in its entirety and to add the following definition in alphabetical order:

            "Company Common Stock" shall mean the shares of common stock, $0.10 par value per share of the Company existing on the date of the issuance of the Securities or any other shares of Capital Stock of the Company into which such common stock shall be reclassified or changed.

      Section 105 of the Original Indenture is hereby amended to read as follows:

      SECTION 105. Notices, Etc., to Trustee and Company.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee for a series of Securities by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with such Trustee at its Corporate Trust Office, Attention: Corporate Trustee Administration Department, or if sent by facsimile transmission, to a facsimile number provided by the Trustee, with a copy mailed, first class postage prepaid to the Trustee addressed to it as provided above, or

                                       4

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                  (2) the Company by such Trustee or by any Holder shall be
            sufficient for every purpose hereunder (except as provided in paragraphs (3), (4) and (5) of Section 501) if in writing and mailed, first class postage prepaid, addressed in the case of the Company to it at the address of its executive office at One Verizon Way, Basking Ridge, New Jersey 07920 or at any other address previously furnished in writing to such Trustee by the Company, or if sent by facsimile transmission, to a facsimile number provided to the Trustee by the Company, with a copy mailed, first class postage prepaid, to the Company addressed to it as provided above.

      Section 109 of the Original Indenture is hereby amended in its entirety to read as follows:

      SECTION 109. Successors and Assigns.

                  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

      Section 110 of the Original Indenture is hereby amended in its entirety to read as follows:

      SECTION 110. Separability Clause.

                  In the case any provision in this Indenture or in the
            Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 202 of the Original Indenture is hereby amended in its entirety to read as follows:

      SECTION 202. Support Agreement.

                  [Intentionally Omitted]

      Section 205 of the Original Indenture is hereby amended to delete all references to ", OR VERIZON COMMUNICATIONS INC.,".

      Clause (23) of the second paragraph of Section 301 of the Original Indenture is hereby amended in its entirety to read as follows:

                  (23) the extent and manner, if any, to which payment on or in respect of Securities of that series will be subordinated to the prior payment of other liabilities and obligations of the Company;

      Clause (24) of the second paragraph of Section 301 of the Original Indenture is hereby amended in its entirety to read as follows:

                  (24) [Intentionally Omitted];

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      Clause (3) of the fourth paragraph of Section 301 of the Original
Indenture is hereby amended in its entirety to read as follows:

                  (3) An Opinion of Counsel stating that Securities in such
            forms, together with any coupons appertaining thereto, when (i) completed by appropriate insertions and executed and delivered by the Company to such Trustee for authentication in accordance with this Indenture, (ii) authenticated and delivered by such Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors of the Company, and (iii) sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company, subject to the effects of applicable bankruptcy, reorganization, fraudulent conveyance, moratorium, insolvency and other similar laws generally affecting creditors' rights, to general equitable principles, to an implied covenant of good faith and fair dealing and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities.

      The first paragraph of Section 303 of the Original Indenture is hereby amended to read as follows:

                  The Securities and any related coupons shall be executed on behalf of the Company by its Chairman of the Board, a Vice Chairman of the Board, its President, its Chief Financial Officer or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

      Section 304 of the Original Indenture is hereby amended to delete references to ", and having endorsed thereon the text of the Support Agreement," and "having endorsed thereon the text of the Support Agreement,".

      Section 305 of the Original Indenture is hereby amended to delete all references to "having endorsed thereon the text of the Support Agreement".

      Section 307 of the Original Indenture is hereby amended to replace the reference to "Verizon Global Funding Corp." with "Verizon Communications Inc.".

      Section 308 of the Original Indenture is hereby amended to replace the reference to "Verizon Global Funding Corp." with "Verizon Communications Inc.".

      The first paragraph of Section 309 of the Original Indenture is hereby amended to delete the reference to ", having endorsed thereon the text of the Support Agreement,".

      Section 604 of the Original Indenture is hereby amended to delete references to ", and the Support Agreement," and "or the Support Agreement".

      The first sentence of Section 607 of the Original Indenture is hereby amended to replace the reference to "jointly and severally agree" with "agrees".

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      Clause (1) of Section 801 of the Original Indenture is hereby amended to delete the phrase "and, in the case of Parent the due and punctual performance of the Support Agreement and the performance of every covenant of this Indenture on the part of Parent to be performed and observed".

      Section 802 of the Original Indenture is hereby amended to delete reference to ", the Support Agreement".

      The first sentence of Section 901 of the Original Indenture is hereby amended to delete the phrase "the Parent".

      Clauses (1) and (12) of Section 901 of the Original Indenture are hereby amended to delete all references to "or the Support Agreement".

      Clause (6) of Section 901 of the Original Indenture is hereby amended to replace the reference to "First Union National Bank" with "Wachovia Bank, National Association,".

      The first sentence of Section 902 of the Original Indenture is hereby amended to delete the word "Parent".

      Clause (4) of Section 902 of the Original Indenture is hereby amended in its entirety to read as follows:

                  (4)   [Intentionally Omitted].

      Clause (6) of Section 902 of the Original Indenture, as amended by the First Supplemental Indenture with respect to the Convertible Notes, is hereby amended in its entirety to read as follows:

                  (6)   [Intentionally Omitted]; or

      Section 906 of the Original Indenture is hereby amended to delete the phrase ", with the text of the Support Agreement endorsed thereon".

      Section 1004 of the Original Indenture is hereby amended to delete the phrase ", including without limitation Parent,"

      Section 1107 of the Original Indenture is hereby amended to delete the phrase ", with the text of the Support Agreement endorsed thereon".

      Exhibit A of the Original Indenture is hereby amended in its entirety to read as follows:

                  [Intentionally Omitted]

      The heading and first paragraph of each of Exhibit B, C and D of the Original Indenture are hereby amended in their entirety to read as follows:

                           VERIZON COMMUNICATIONS INC.
                   [INSERT TITLE OR DESCRIPTION OF SECURITIES]

                  Reference is hereby made to the Indenture, dated as of
            December 1, 2000, as amended and supplemented (the "Indenture") between Verizon Communications Inc. (the "Company"), as successor in interest to Verizon Global Funding Corp., and Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee.

      The second paragraph of each of Exhibit B, C and D of the Original Indenture are hereby amended to delete the phrase "[and Parent]".

      Each of Exhibit A of the First Supplemental Indenture and the Securities representing the Convertible Notes issued by the Predecessor Company is hereby amended to:

      (a) delete the eighth paragraph on the face of the security in its entirety;

      (b) replace all references to "VERIZON GLOBAL FUNDING CORP." with "VERIZON COMMUNICATIONS INC";

      (c) delete clause (6) of Section 11 on the reverse of the security and replace it with the following:

            (6) [Intentionally Omitted]; or

      (d) delete each of the Support Agreement and the Share Contribution Agreement endorsed on such Securities in its entirety.

      Each of the Securities representing the 6.125% Notes due 2007, 4% Notes due 2008, 6.875% Notes due 2012, 7.375% Notes due 2012, 4.375% Notes due 2013 or
7.750% Notes due 2032 issued by the Predecessor Company is hereby amended to:

      (a) replace all references to "Verizon Global Funding Corp." or "VERIZON GLOBAL FUNDING CORP." with "Verizon Communications Inc." or "VERIZON COMMUNICATIONS INC.", respectively;

      (b) delete the fifth paragraph on the face of such Securities in its entirety;

      (c) delete the first sentence on the reverse of such Securities and replace it with the following:

            This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 2000 (the "Indenture"), duly executed and delivered by the Company, as successor in interest to Verizon Global Funding Corp., and Wachovia Bank, National Association, formerly known as First Union National Bank (hereinafter referred to as the "Trustee"), as amended and supplemented, to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.

      (d) delete references to ", Verizon Communications" and ", or modify any provision of the Support Agreement in any way that adversely affects the rights of holders of Securities," in the fourth paragraph on the reverse of such Securities;

      (e) delete the eighteenth paragraph on the reverse of such Securities in its entirety; and

      (f) delete the Support Agreement endorsed on such Securities in its entirety.

      Each of the Securities representing the 4.90% Notes due 2015 or 5.85% Notes due 2035 issued by the Predecessor Company is hereby amended to:

      (a) replace all references to "Verizon Global Funding Corp." or "VERIZON GLOBAL FUNDING CORP." with "Verizon Communications Inc." or "VERIZON COMMUNICATIONS INC.", respectively;

      (b) delete the fifth paragraph on the face of such Securities in its entirety;

      (c) delete the first sentence on the reverse of such Securities and replace it with the following:

            This Debt Security is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 2000, duly executed and delivered by the Company, as successor in interest to Verizon Global Funding Corp., and Wachovia Bank, National Association, formerly known as First Union National Bank (hereinafter referred to as the "Trustee"), as amended and supplemented (the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.

      (d) delete references to ", Verizon Communications" and ", or modify any provision of the Support Agreement in any way that adversely affects the rights of holders of Securities," in the fourth paragraph on the reverse of such Securities;

      (e) delete the eighteenth paragraph on the reverse of such Securities in its entirety; and

      (f) delete the Support Agreement endorsed on such Securities in its entirety.

      Each of the Securities representing the 7 1/4% Notes due 2010 or 7 3/4% Notes due 2030 issued by issued by the Predecessor Company is hereby amended to:

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      (a) replace all references to "Verizon Global Funding Corp." or "VERIZON
GLOBAL FUNDING CORP." with "Verizon Communications Inc." or "VERIZON COMMUNICATIONS INC.", respectively;

      (b) delete reference to ", or Verizon Communications Inc." in the second paragraph on the face of such Securities;

      (c) delete the ninth paragraph on the face of such Securities in its entirety;

      (d) delete the second sentence of the first paragraph on the reverse of such Securities and replace it with the following:

            The Notes are one of an indefinite number of series of debt securities of the Company (the "Securities"), issued or issuable under and pursuant to an indenture (the "Indenture") dated as of December 1, 2000, between the Company, as successor in interest to Verizon Global Funding Corp., and Wachovia Bank, National Association, formerly known as First Union National Bank (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

      (e) delete the sixth sentence of the first paragraph on the reverse of such Securities and replace it with the following:

            Holders of the Notes are entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of December 12, 2000 (the "Registration Rights Agreement"), among the Verizon Global Funding Corp., the Company and the initial purchasers named therein.

      (f) delete the eleventh paragraph on the reverse of such Securities and replace it with the following:

            The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee with the consent of the Holders of more than a majority in aggregate principal amount of the Outstanding Securities of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such Securities and any related coupons under the Indenture; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, if any, or any premium payable upon redemption thereof; subject to certain exceptions, change any obligation of the Company to pay additional amounts pursuant to Section 1006 of the Indenture; change the Place of Payment on any Security or the currency or currency unit in which any Security or the principal or interest thereon is payable; impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption on or after the Redemption
      Date); impair any right of Holders of any Security to repay or purchase Securities at their option; reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Securities by the Company (or the time when such redemption, repayment or purchase may be made), (ii) reduce the percentage in principal amount of the Outstanding Securities of any particular series, the Holders of which are required to consent to any supplemental indenture, or any waiver, or
      (iii) modify any of the provisions of Sections 513, 902 or 1006 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the references to "the Trustee" and concomitant changes in Sections 902 and 1006 of the Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 609, 61l(b), 901(6) and 901(7) of the Indenture.

      (g) delete reference in the fifteenth paragraph on the reverse of such Securities to "having endorsed thereon the text of the Support Agreement";

      (h) delete the eighteenth paragraph on the reverse of such Securities in its entirety;

      (i) delete reference in the nineteenth paragraph on the reverse of such Securities to "and Parent's" and "or Parent";

      (j) delete the twenty-first paragraph on the reverse of such Securities and replace it with the following:

            No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company or Verizon Global Funding Corp. in the Indenture or the Support Agreement dated October 31, 2000 between the Company and Verizon Global Funding Corp., against any incorporator, stockholder, officer or director, as such, past, present of future, of the Company, Verizon Global Funding Corp. or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

      (k) delete the Support Agreement endorsed on such Securities in its entirety.

Section 3.03 of the First Supplemental Indenture is hereby amended to read as follows:

SECTION 3.03. Successors and Assigns.

            All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

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                                  ARTICLE THREE

                                  MISCELLANEOUS

SECTION 3.01.  Execution of Third Supplemental Indenture.

      This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 3.02.  Conflict with Trust Indenture Act.

      If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such imposed duties shall control.

SECTION 3.03.  Successors and Assigns.

      All covenants and agreements in this Supplemental Indenture by the Successor Company shall bind its successors and assigns, whether so expressed or not.

SECTION 3.04.  Separability Clause.

      In case any one or more of the provisions contained in this Third Supplemental Indenture, the Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture, the Indenture or of such Securities, but this Third Supplemental Indenture, the Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.05.  Benefits of Third Supplemental Indenture.

      Nothing in this Third Supplemental Indenture or in the Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders (to the extent specified herein or therein), any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

SECTION 3.06.  Governing Law.

      This Third Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

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SECTION 3.07.  Execution and Counterparts.

      This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 3.08.  Notices.

      Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

      if to the Successor Company:

            Verizon Communications Inc.
            One Verizon Way
            Basking Ridge, New Jersey  07920
            Attention:  Senior Vice President and Treasurer

      if to the Trustee:

            Wachovia Bank, National Association
            123 South Broad Street
            Philadelphia, Pennsylvania  19109
            Attention:  Corporate Trust Services

      The Successor Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Security Registrar and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

      If the Successor Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Security Registrar, Paying Agent, Conversion Agent or co-registrar.

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

      IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Third Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                          VERIZON COMMUNICATIONS INC.

                                          By: /s/ Catherine T. Webster
                                              ______________________________
                                              Name: Catherine T. Webster
                                              Title: Senior Vice President
                                                     and Treasurer
Attest:
  /s/ Janet M. Garrity
______________________________
Name: Janet M. Garrity
Title: Assistant Treasurer

                                          WACHOVIA BANK, NATIONAL ASSOCIATION

                                          By: /s/ C. Hromych
                                              ______________________________
                                              Name:  C. Hromych
                                              Title: Vice President
Attest:

/s/ Bertha McClean
______________________________
Name:  Bertha McClean
Title: Assistant Vice President

(SEAL)

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